Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel: 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2016
OF $110 MILLION, AND DILUTED EARNINGS PER SHARE OF $0.76,
BOTH UP 7% FROM PRIOR QUARTER

Pasadena, California - October 19, 2016 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the third quarter of 2016. For the third quarter of 2016, net income was $110.1 million or $0.76 per diluted share.

“East West is pleased to report strong earnings of $110.1 million or $0.76 per diluted share for the third quarter of 2016, an increase in diluted earnings per share of $0.05 or 7% from the prior quarter and $0.11 or 17% from the third quarter of 2015,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “For the third quarter of 2016, East West achieved solid profitability, earning a return on average assets of 1.33% and a return on average equity of 13.1%.”

Ng continued, “Third quarter of 2016 results reflect East West’s continued focus on prudent growth and strong profitability. Total gross loans grew by 8% annualized on a sequential quarter basis; excluding the impact of variable accretion income, net interest margin expanded from the prior quarter. Strong core fee income growth increased total revenue to $303.5 million, an increase of 2% quarter over quarter, and ongoing expense discipline kept the efficiency ratio at a low 44.8%, supporting a steady pre-tax, pre-provision profitability ratio of 2.0%. Total gross loans grew $484.8 million from June 30, 2016 to a record $24.8 billion as of September 30, 2016. Quarter over quarter, total deposits also grew $375.2 million from June 30, 2016 to $28.6 billion as of September 30, 2016.”

“Throughout the year, the Company has made important progress in strengthening our risk management infrastructure and technology, to support our differentiated strategy as the bridge between the East and the West, in which we continue to see attractive business growth opportunities,” added Ng.

Earlier this month, East West announced the appointment of Gregory L. Guyett as President and Chief Operating Officer. “Greg is an excellent addition to our leadership team. With a 30 year career in international and corporate banking, he brings a skillset and experience that is additive to East West as we execute on our strategic priorities, grow our market share and continue our strong history of growth and performance,” concluded Ng.

Third Quarter Summary

•
Solid Third Quarter Earnings - Net income totaled $110.1 million or $0.76 per diluted share for the third quarter of 2016. Compared to the second quarter of 2016, net income increased $6.9 million or $0.05 per diluted share, both up by 7%. The increase in net income in the third quarter of 2016 compared to the prior quarter was largely attributable to higher noninterest income and a lower effective tax rate. Compared to the third quarter of 2015, net income for the third quarter of 2016 increased $16.0 million and diluted earnings per share increased $0.11, both up by 17%.

•
Record Loans - As of September 30, 2016, gross loans receivable totaled $24.8 billion, up $484.8 million from $24.3 billion as of June 30, 2016, equivalent to 8% annualized growth. The largest increase in loans during the third quarter of 2016 was in commercial loans, which increased by $194.2 million or 2% linked quarter, and $738.9 million or 9% year over year. Loan portfolio distribution continues to be stable and well balanced between commercial lending, commercial real estate, and consumer loans including residential mortgage.

•
Stable Deposits - As of September 30, 2016, total deposits were $28.6 billion, an increase of $375.2 million from $28.2 billion as of June 30, 2016, equivalent to 5% annualized growth. Core deposits grew to a record $23.0 billion as of September 30, 2016, up $509.2 million or 2% linked quarter and $2.9 billion or 14% year over year. Core deposits comprised 80% of total deposits at the end of the third quarter of 2016, a favorable mix shift from 75% at the end of the prior year quarter.

•
Stable Net Interest Income - Net interest income totaled $254.1 million for the third quarter of 2016, a slight increase of $0.6 million from the second quarter of 2016. Adjusted interest income on loans grew by $7.1 million or 3% linked quarter, fully offsetting a $6.1 million decline in Accounting Standards Codification (“ASC”) 310-30 discount accretion income. Net interest income increased by $13.9 million or 6% from the prior year quarter, primarily driven by growth of the loan portfolio.

•
Expanding Net Interest Margin - Excluding the impact of declining ASC 310-30 discount accretion income, adjusted net interest margin in the third quarter of 2016 was 3.16%, a sequential increase of three basis points from 3.13% in the second quarter of 2016, and a year over year increase of ten basis points from 3.06% in the prior year quarter. The year over year adjusted net interest margin expansion reflects improvement in adjusted loan yields and an increased contribution from noninterest-bearing deposits in the funding mix.

•
Asset Quality - The provision for loan losses ratio in the current quarter was 0.19% of average loans, compared to 0.12% of average loans in the prior quarter. In the third quarter of 2016, net charge-offs increased to 0.37% of average loans, compared to 0.01% of average loans in the second quarter of 2016. Of the loans charged off in the current quarter, approximately 75% of the charge-off amounts had previously been provided for as of June 30, 2016. The increase in charge-offs for the third quarter of 2016 primarily came from three larger commercial loans, which had been placed on nonaccrual status a year ago; the loans were in unrelated industries.

•
Solid Capital Ratios - Linked quarter, East West’s capital ratios increased modestly. Tangible equity per common share grew $0.56 or by 3% linked quarter to $19.92 as of September 30, 2016, and the tangible equity to tangible assets ratio increased to 8.8%, up from 8.6% as of June 30, 2016. The Common Equity Tier 1 (“CET1”) capital ratio was 10.9% as of September 30, 2016, compared to 10.7% as of June 30, 2016. The total risk-based capital ratio was 12.5% as of September 30, 2016, compared to 12.4% as of June 30, 2016. The Tier 1 leverage capital ratio was 8.9% as of September 30, 2016, compared to 8.7% as of June 30, 2016.

Quarterly Results Summary:

	Three Months Ended
($ in millions, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015

Net income	$110.14	$103.28	$94.10
Earnings per share (diluted)	$0.76	$0.71	$0.65
Tangible equity (1) per common share	$19.92	$19.36	$17.79
Return on average assets (2)	1.33%	1.27%	1.22%
Return on average equity (2)	13.08%	12.71%	12.23%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.03%	2.04%	2.28%
Net interest income	$254.15	$253.58	$240.29
Adjusted net interest income (1)	$246.98	$240.27	$222.29
Net interest margin (2)	3.26%	3.31%	3.32%
Adjusted net interest margin (1)(2)	3.16%	3.13%	3.06%
Cost of deposits (2)	0.30%	0.29%	0.28%
Adjusted efficiency ratio (1)	44.77%	44.59%	40.06%

(1)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 11, 12 and 13.

(2)	Annualized.

Management Guidance

The Company is providing guidance for the remainder of 2016. Management currently estimates that fully diluted earnings per share for the fourth quarter of 2016 will range from $0.70 to $0.72, resulting in fully diluted earnings per share for the full year of 2016 ranging from $2.91 to $2.93, an increase of $0.25 to $0.27 or 9% to 10% from $2.66 for the full year of 2015. This is an increase from the previous guidance range of $2.83 to $2.87. The revised guidance factors in the results of the third quarter and is a penny increase to our previous expectations for the fourth quarter of 2016.

Balance Sheet Summary

Total assets as of September 30, 2016 were $33.3 billion, an increase of $303.1 million or 1% from $33.0 billion as of June 30, 2016. The sequential quarter increase in total assets during the third quarter of 2016 was largely due to an increase of $484.8 million or 2% in total gross loans, partially offset by a net decrease of $350.0 million in securities purchased under resale agreements.

Total Loans
Total gross loans receivable as of September 30, 2016 were $24.8 billion, an increase of $484.8 million compared to $24.3 billion as of June 30, 2016, equivalent to 8% annualized growth. The largest increase in loans during the third quarter of 2016 was in commercial loans, which increased by $194.2 million, or 2% linked quarter, and $738.9 million or 9% year over year.

During the third quarter of 2016, the average loan portfolio of $24.3 billion grew by $420.4 million or 7% annualized on a sequential quarter basis, up from $23.9 billion in the second quarter of 2016, and grew by $1.9 billion or 9% from $22.4 billion in the prior year quarter.

Total Deposits
As of September 30, 2016, total deposits were $28.6 billion, an increase of $375.2 million compared to $28.2 billion as of June 30, 2016, equivalent to 5% annualized growth.

During the third quarter of 2016, average deposit balances of $28.3 billion grew by 3% annualized on a sequential quarter basis, up from $28.1 billion in the second quarter of 2016, and grew by 8% from $26.2 billion in the prior year quarter. Average core deposits comprised 80% of average deposits in the third quarter of 2016, compared to 79% in the previous quarter and 75% in the third quarter of 2015, reflecting an improved funding mix. The largest growth in average core deposits came from noninterest-bearing demand deposits, which increased by $278.0 million linked quarter, equivalent to 12% annualized growth. Noninterest-bearing demand deposits comprised 33% of total average deposits in the current quarter, a favorable mix shift from 30% in the prior year quarter.

THIRD QUARTER 2016 OPERATING RESULTS

Net Interest Income
Net interest income totaled $254.1 million for the third quarter of 2016, a slight increase of $0.6 million from the second quarter of 2016. Adjusted interest income on loans grew by $7.1 million or 3% linked quarter, fully offsetting a $6.1 million decline in ASC 310-30 discount accretion income. Net interest income increased by $13.9 million or 6% from the prior year quarter, primarily driven by growth of the loan portfolio, which significantly exceeded year over year declines in ASC 310-30 discount accretion income.

GAAP net interest margin was 3.26% in the third quarter of 2016, 3.31% in the second quarter of 2016, and 3.32% for the third quarter of 2015, reflecting a decline in ASC 310-30 discount accretion income, which was $7.2 million, $13.3 million, and $18.0 million in those three quarters, respectively.

Excluding the impact of the ASC 310-30 discount accretion income, third quarter 2016 adjusted net interest margin was 3.16%, a sequential increase of three basis points from 3.13% in the second quarter of 2016, and a year over year increase of ten basis points from 3.06% in the prior year quarter. The year over year adjusted net interest margin expansion reflects improvement in adjusted loan yields and an increased contribution from noninterest-bearing deposits in the funding mix.

Excluding the impact of ASC 310-30 discount accretion, adjusted average loan yields were stable at 4.05% linked quarter and improved by five basis points from 4.00% in the prior year quarter.

Cost of all deposits was 0.30% for the third quarter of 2016, compared to 0.29% and 0.28% for the second quarter of 2016 and third quarter of 2015, respectively. The cost of interest-bearing deposits was 0.44% for the third quarter of 2016, compared to 0.43% and 0.40% for the second quarter of 2016 and third quarter of 2015, respectively.

Noninterest Income & Expense

Noninterest Income
Noninterest income of $49.3 million for the third quarter of 2016 increased $5.1 million or 11% from $44.3 million for the second quarter of 2016. The sequential quarter increase in noninterest income was largely due to a $3.7 million increase in other fees and other operating income, which includes a $2.0 million increase in fees from assisting customers to hedge interest rates; a $1.9 million increase in ancillary loan fees, a $1.3 million increase in wealth management fees, partially offset by a $1.8 million decrease in net gains on sales of securities and loans.

The following table presents core fees and other operating income for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, excluding net gains on the sales of loans and securities:

	Three Months Ended
($ in thousands)	September 30, 2016	June 30, 2016	September 30, 2015

Branch fees	$10,408	$10,353	$9,982
Letters of credit fees and foreign exchange income	10,908	10,943	7,468
Ancillary loan fees	6,135	4,285	4,839
Wealth management fees	4,033	2,778	4,374
Other fees and operating income	13,909	10,187	9,477
Total fees and operating income	$45,393	$38,546	$36,140

Noninterest Expense & Effective Tax Rate
Noninterest expense for the third quarter of 2016 totaled $170.5 million, a $21.6 million or 15% increase from $148.9 million for the second quarter of 2016, reflecting an $18.6 million increase in the amortization of tax credit investments, which was $32.6 million in the current quarter compared to $14.0 million in the prior quarter. Adjusted operating expenses were $135.9 million for the current quarter, an increase of 2% from $132.8 million in the second quarter of 2016. The Company’s adjusted efficiency ratio was 44.8% in the third quarter of 2016, compared to 44.6% in the prior quarter.

The Company’s effective tax rate for the third quarter of 2016 was 10.8%, compared to 27.7% and 32.3% for the second quarter of 2016 and the third quarter of 2015, respectively, reflecting an increased level of investment in tax-advantaged credits in renewable energy projects. In addition, income tax expense benefitted from a $3.0 million favorable state tax settlement during the quarter. The Company currently estimates that the effective tax rate for the full year of 2016 will approximate 23%.

Credit Quality

The allowance for loan losses totaled $255.8 million as of September 30, 2016, compared to $266.8 million and $264.4 million as of June 30, 2016 and September 30, 2015, respectively. During the quarter, the Company recorded a provision for loan losses of $11.5 million (19 basis points of average loans, annualized), compared to $7.1 million for the second quarter of 2016 (12 basis points of average loans, annualized) and $8.4 million for the third quarter of 2015 (15 basis points of average loans, annualized). In the third quarter of 2016, net charge-offs were $22.5 million (37 basis points of average loans, annualized), compared to net charge-offs of $619 thousand (1 basis point of average loans, annualized) in the prior quarter and $5.2 million (9 basis points of average loans, annualized) in the prior year quarter. Of the loans charged off in the current quarter, approximately 75% of the charge-off amounts had previously been provided for as of June 30, 2016 as a component of the allowance for loan losses. Three larger commercial loans accounted for $21.0 million of the charge-offs in the third quarter of 2016; the loans were in unrelated industries and were placed on nonaccrual status a year ago.

The allowance for loan losses to loans held-for-investment ratio decreased to 1.03% as of September 30, 2016, from 1.10% and 1.17% as of June 30, 2016 and September 30, 2015, respectively. The decline in the allowance for loan losses as of September 30, 2016 compared to June 30, 2016 was largely a result of charging off specific reserves as discussed above.

Nonperforming assets decreased $46.0 million or 26% to $130.5 million or 0.39% of total assets as of September 30, 2016, compared to $176.5 million or 0.54% of total assets as of June 30, 2016.

Capital Strength

Capital levels for East West modestly increased linked quarter, from already solid levels. East West’s CET1 capital ratio was 10.9% as of September 30, 2016, compared to 10.7% as of June 30, 2016. The total risk-based capital ratio was 12.5% as of September 30, 2016, compared to 12.4% as of June 30, 2016. The Tier 1 leverage capital ratio was 8.9% as of September 30, 2016, compared to 8.7% as of June 30, 2016.

Regulatory Capital Metrics	Basel III
($ in millions)	September 30, 2016 (a)	June 30, 2016	September 30, 2015	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	10.9%	10.7%	10.8%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	10.9%	10.7%	10.9%	6.0%	8.0%	8.5%
Total risk-based capital ratio	12.5%	12.4%	12.6%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	8.9%	8.7%	8.7%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$26,486	$26,160	$23,983	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s September 30, 2016 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

Dividend Payout and Capital Actions

East West’s Board of Directors has declared fourth quarter 2016 dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on November 15, 2016 to stockholders of record on November 1, 2016.

Conference Call

East West will host a conference call to discuss third quarter 2016 earnings with the public on Thursday, October 20, 2016 at 8:30 a.m. PDT/11:30 a.m. EDT. The public and investment community are invited to listen as management discusses third quarter 2016 results and operating developments. The following dial-in information is provided for participation in the conference call: Calls within the U.S. - (877) 506-6399; Calls within Canada - (855) 669-9657; International calls - (412) 902-6699.  A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

A replay of the conference call will be available on October 20, 2016 at 10:00 a.m. PDT/1:00 p.m. EDT through November 20, 2016. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10092781.

About East West
East West Bancorp, Inc. is a publicly owned company with total assets of $33.3 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Nevada, New York, Massachusetts, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen.  For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight — Division of Financial Institutions; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/ or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share data)
(unaudited)
Table 1

	September 30, 2016	June 30, 2016	September 30, 2015
Assets
Cash and cash equivalents	$1,666,832	$1,592,796	$1,875,703
Short-term investments	307,473	229,979	258,028
Securities purchased under resale agreements (“resale agreements”) (1)	1,500,000	1,850,000	1,400,000
Investment securities	3,391,085	3,399,540	2,952,277
Loans held for sale	47,719	51,290	349,375
Loans held-for-investment (net of allowance for loan losses of $255,812, $266,768 and $264,430)	24,476,150	23,969,599	22,381,302
Investments in qualified affordable housing partnerships, net	173,045	179,657	170,213
Goodwill	469,433	469,433	469,433
Other assets	1,223,538	1,209,918	1,263,345
Total assets	$33,255,275	$32,952,212	$31,119,676

Liabilities and Stockholders’ Equity
Customer deposits	$28,592,441	$28,217,243	$26,759,050
Short-term borrowings	36,992	29,499	3,146
Federal Home Loan Bank (“FHLB”) advances	321,084	320,526	318,872
Securities sold under repurchase agreements (“repurchase agreements”) (1)	200,000	200,000	150,000
Long-term debt	191,265	196,204	211,024
Accrued expenses and other liabilities	535,439	691,830	606,469
Total liabilities	29,877,221	29,655,302	28,048,561
Stockholders’ equity	3,378,054	3,296,910	3,071,115
Total liabilities and stockholders’ equity	$33,255,275	$32,952,212	$31,119,676

Book value per common share	$23.44	$22.88	$21.35
Tangible equity (2) per common share	$19.92	$19.36	$17.79
Tangible equity to tangible assets ratio (2)	8.77%	8.60%	8.36%
Number of common shares at period-end (in thousands)	144,133	144,102	143,870

(1)
Resale and repurchase agreements are reported net pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of September 30, 2016, June 30, 2016, and September 30, 2015, $250.0 million, $250.0 million and $300.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against resale agreements, respectively.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

	September 30, 2016	June 30, 2016	September 30, 2015
Loans:
Real estate - commercial	$7,780,775	$7,812,733	$7,088,408
Real estate - land and construction	734,304	663,949	621,596
Commercial	9,358,045	9,163,804	8,619,156
Real estate - single-family	3,351,867	3,186,031	3,002,808
Real estate - multifamily	1,420,126	1,346,269	1,492,361
Consumer	2,079,474	2,063,430	1,834,579
Total loans held-for-investment (1)	24,724,591	24,236,216	22,658,908
Loans held for sale	47,719	51,290	349,375
Total loans (1), including loans held for sale	24,772,310	24,287,506	23,008,283
Unearned fees, premiums and discounts	7,371	151	(13,176)
Allowance for loan losses	(255,812)	(266,768)	(264,430)
Net loans (1)	$24,523,869	$24,020,889	$22,730,677

Customer deposits:
Noninterest-bearing demand	$9,524,021	$9,487,180	$8,374,192
Interest-bearing checking	3,550,101	3,515,065	3,041,085
Money market	7,684,085	7,410,574	6,805,460
Savings	2,235,847	2,072,065	1,884,535
Total core deposits	22,994,054	22,484,884	20,105,272
Time deposits	5,598,387	5,732,359	6,653,778
Total deposits	$28,592,441	$28,217,243	$26,759,050

(1)	Includes ASC 310-30 discount of $56.4 million, $61.7 million and $90.8 million as of September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Interest and dividend income	$280,317	$278,865	$264,632
Interest expense	(26,169)	(25,281)	(24,343)
Net interest income before provision for credit losses	254,148	253,584	240,289
Provision for credit losses	(9,525)	(6,053)	(7,736)
Net interest income after provision for credit losses	244,623	247,531	232,553
Noninterest income	49,341	44,264	54,181
Noninterest expense	(170,500)	(148,879)	(147,745)
Income before income taxes	123,464	142,916	138,989
Income tax expense	(13,321)	(39,632)	(44,892)
Net income	$110,143	$103,284	$94,097

Earnings per share
- Basic	$0.76	$0.72	$0.65
- Diluted	$0.76	$0.71	$0.65
Weighted average number of shares outstanding (in thousands)
- Basic	144,122	144,101	143,861
- Diluted	145,238	145,078	144,590

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Noninterest income:
Branch fees	$10,408	$10,353	$9,982
Letters of credit fees and foreign exchange income	10,908	10,943	7,468
Ancillary loan fees	6,135	4,285	4,839
Wealth management fees	4,033	2,778	4,374
Net gains on sales of loans	2,158	2,882	4,888
Net gains on sales of available-for-sale investment securities	1,790	2,836	17,036
Changes in Federal Deposit Insurance Corporation (“FDIC”) indemnification asset and receivable/payable	—	—	(3,883)
Other fees and operating income	13,909	10,187	9,477
Total noninterest income	$49,341	$44,264	$54,181

Noninterest expense:
Compensation and employee benefits	$75,042	$73,287	$66,185
Occupancy and equipment expense	15,456	15,748	15,362
Amortization of tax credit and other investments	32,618	14,006	12,269
Amortization of premiums on deposits acquired	2,023	2,050	2,310
Deposit insurance premiums and regulatory assessments	6,450	5,473	4,726
Other real estate owned (“OREO”) (income) expense	(67)	1,023	(1,374)
Legal expense	5,361	4,346	2,099
Data processing	2,729	3,295	2,602
Consulting expense	4,594	5,981	4,983
Repurchase agreements’ extinguishment costs	—	—	15,193
Deposit related expenses	3,082	2,273	2,538
Computer software expense	3,331	3,194	2,355
Other operating expense	19,881	18,203	18,497
Total noninterest expense	$170,500	$148,879	$147,745

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended
	September 30, 2016	September 30, 2015
Interest and dividend income	$835,354	$783,338
Interest expense	(75,418)	(79,840)
Net interest income before provision for credit losses	759,936	703,498
Provision for credit losses	(17,018)	(16,217)
Net interest income after provision for credit losses	742,918	687,281
Noninterest income	134,118	138,900
Noninterest expense	(465,985)	(395,945)
Income before income taxes	411,051	430,236
Income tax expense	(90,108)	(137,364)
Net income	$320,943	$292,872

Earnings per share
- Basic	$2.23	$2.04
- Diluted	$2.21	$2.03
Weighted average number of shares outstanding (in thousands)
- Basic	144,061	143,788
- Diluted	145,086	144,468

	Nine Months Ended
	September 30, 2016	September 30, 2015
Noninterest income:
Branch fees	$30,983	$29,157
Letters of credit fees and foreign exchange income	31,404	24,999
Ancillary loan fees	13,997	10,307
Wealth management fees	9,862	14,310
Net gains on sales of loans	6,967	19,719
Net gains on sales of available-for-sale investment securities	8,468	26,994
Changes in FDIC indemnification asset and receivable/payable	—	(18,973)
Other fees and operating income	32,437	32,387
Total noninterest income	$134,118	$138,900

Noninterest expense:
Compensation and employee benefits	$220,166	$193,298
Occupancy and equipment expense	45,619	45,990
Amortization of tax credit and other investments	60,779	21,565
Amortization of premiums on deposits acquired	6,177	7,038
Deposit insurance premiums and regulatory assessments	17,341	13,723
OREO expense (income)	1,484	(7,481)
Legal expense	12,714	13,103
Data processing	8,712	7,596
Consulting expense	19,027	9,596
Repurchase agreements’ extinguishment costs	—	21,818
Deposit related expenses	7,675	7,402
Computer software expense	9,267	6,404
Other operating expense	57,024	55,893
Total noninterest expense	$465,985	$395,945

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 5

Average Balances	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Loans:
Real estate - commercial	$7,768,534	$7,837,172	$6,906,581
Real estate - land and construction	706,406	639,865	591,266
Commercial	9,169,433	8,877,155	8,222,777
Real estate - single-family	3,203,603	3,069,573	3,364,514
Real estate - multifamily	1,371,871	1,370,356	1,454,773
Consumer	2,089,466	2,094,746	1,825,065
Total loans	$24,309,313	$23,888,867	$22,364,976

Investment securities	$3,273,861	$3,328,548	$2,830,941
Interest-earning assets	$31,055,354	$30,783,445	$28,727,735
Total assets	$32,906,533	$32,591,398	$30,662,930

Customer deposits:
Noninterest-bearing demand	$9,413,031	$9,135,008	$7,970,181
Interest-bearing checking	3,553,477	3,423,831	2,838,728
Money market	7,548,835	7,582,827	6,938,009
Savings	2,133,036	2,035,209	1,823,036
Total core deposits	22,648,379	22,176,875	19,569,954
Time deposits	5,627,084	5,899,503	6,659,322
Total deposits	$28,275,463	$28,076,378	$26,229,276

Interest-bearing liabilities	$19,611,482	$19,686,794	$19,041,840
Stockholders’ equity	$3,349,241	$3,267,936	$3,051,276

Selected Ratios (1)	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015

Return on average assets	1.33%	1.27%	1.22%
Return on average equity	13.08%	12.71%	12.23%
Interest rate spread	3.06%	3.12%	3.14%
Net interest margin	3.26%	3.31%	3.32%
Yield on average interest-earning assets	3.59%	3.64%	3.65%
Cost of interest-bearing deposits	0.44%	0.43%	0.40%
Cost of deposits	0.30%	0.29%	0.28%
Cost of funds	0.36%	0.35%	0.36%
Adjusted noninterest expense (2)(3)/average assets	1.64%	1.64%	1.53%
Adjusted efficiency ratio (3)(4)	44.77%	44.59%	40.06%

(1)	Annualized.

(2)
Adjusted noninterest expense represents noninterest expense, excluding amortization of tax credit and other investments, amortization of premiums on deposits acquired and repurchase agreements’ extinguishment costs.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Table 11.

(4)
Represents noninterest expense, excluding amortization of tax credit and other investments, amortization of premiums on deposits acquired and repurchase agreements’ extinguishment costs, divided by the aggregate of net interest income before provision for credit losses, and noninterest income.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 6

Average Balances	Nine Months Ended
	September 30, 2016	September 30, 2015
Loans:
Real estate - commercial	$7,770,747	$6,613,026
Real estate - land and construction	664,429	584,558
Commercial	8,969,530	7,988,912
Real estate - single-family	3,110,032	3,621,094
Real estate - multifamily	1,421,445	1,468,234
Consumer	2,070,743	1,714,592
Total loans	$24,006,926	$21,990,416

Investment securities	$3,289,014	$2,710,052
Interest-earning assets	$30,813,307	$27,841,338
Total assets	$32,662,445	$29,783,991

Customer deposits:
Noninterest-bearing demand	$9,107,051	$7,631,711
Interest-bearing checking	3,445,996	2,666,141
Money market	7,519,261	6,657,620
Savings	2,043,547	1,743,044
Total core deposits	22,115,855	18,698,516
Time deposits	5,941,760	6,448,955
Total deposits	$28,057,615	$25,147,471

Interest-bearing liabilities	$19,754,340	$18,590,169
Stockholders’ equity	$3,266,485	$2,984,642

Selected Ratios (1)	Nine Months Ended
	September 30, 2016	September 30, 2015

Return on average assets	1.31%	1.31%
Return on average equity	13.12%	13.12%
Interest rate spread	3.11%	3.19%
Net interest margin	3.29%	3.38%
Yield on average interest-earning assets	3.62%	3.76%
Cost of interest-bearing deposits	0.43%	0.41%
Cost of deposits	0.29%	0.29%
Cost of funds	0.35%	0.41%
Adjusted noninterest expense (2)(3)/average assets	1.63%	1.55%
Adjusted efficiency ratio (3)(4)	44.63%	41.02%

(1)	Annualized.

(2)
Adjusted noninterest expense represents noninterest expense, excluding amortization of tax credit and other investments, amortization of premiums on deposits acquired and repurchase agreements’ extinguishment costs.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Table 11.

(4)
Represents noninterest expense, excluding amortization of tax credit and other investments, amortization of premiums on deposits acquired and repurchase agreements’ extinguishment costs, divided by the aggregate of net interest income before provision for credit losses, and noninterest income.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2016			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Due from banks and short-term investments	$1,593,577	$3,168	0.79%	$2,215,472	$4,190	0.75%
Resale agreements (2)	1,805,978	7,834	1.73%	1,243,478	4,411	1.41%
Investment securities	3,273,861	13,388	1.63%	2,830,941	10,279	1.44%
Loans	24,309,313	255,316	4.18%	22,364,976	244,372	4.33%
FHLB and Federal Reserve Bank stock	72,625	611	3.35%	72,868	1,380	7.51%
Total interest-earning assets	31,055,354	280,317	3.59%	28,727,735	264,632	3.65%

Noninterest-earning assets:
Cash and cash equivalents	354,053			333,193
Allowance for loan losses	(266,763)			(261,479)
Other assets	1,763,889			1,863,481
Total assets	$32,906,533			$30,662,930

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,553,477	$3,253	0.36%	$2,838,728	$2,155	0.30%
Money market deposits	7,548,835	6,663	0.35%	6,938,009	4,992	0.29%
Savings deposits	2,133,036	1,160	0.22%	1,823,036	918	0.20%
Time deposits	5,627,084	9,973	0.71%	6,659,322	10,454	0.62%
Federal funds purchased and other short-term borrowings	32,137	212	2.62%	9,651	35	1.44%
FHLB advances	320,743	1,361	1.69%	318,523	1,074	1.34%
Repurchase agreements (2)	200,000	2,319	4.61%	238,641	3,555	5.91%
Long-term debt	196,170	1,228	2.49%	215,930	1,160	2.13%
Total interest-bearing liabilities	19,611,482	26,169	0.53%	19,041,840	24,343	0.51%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	9,413,031			7,970,181
Accrued expenses and other liabilities	532,779			599,633
Stockholders’ equity	3,349,241			3,051,276
Total liabilities and stockholders’ equity	$32,906,533			$30,662,930

Interest rate spread			3.06%			3.14%

Net interest income and net interest margin		$254,148	3.26%		$240,289	3.32%
Adjusted net interest income and net interest margin (3)		$246,984	3.16%		$222,286	3.06%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC.
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Due from banks and short-term investments	$1,768,252	$10,245	0.77%	$1,772,734	$14,542	1.10%
Resale agreements (2)	1,672,993	22,479	1.79%	1,289,212	13,940	1.45%
Investment securities	3,289,014	37,433	1.52%	2,710,052	29,947	1.48%
Loans	24,006,926	763,189	4.25%	21,990,416	719,987	4.38%
FHLB and Federal Reserve Bank stock	76,122	2,008	3.52%	78,924	4,922	8.34%
Total interest-earning assets	30,813,307	835,354	3.62%	27,841,338	783,338	3.76%

Noninterest-earning assets:
Cash and cash equivalents	349,721			331,171
Allowance for loan losses	(264,088)			(261,213)
Other assets	1,763,505			1,872,695
Total assets	$32,662,445			$29,783,991

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,445,996	$9,058	0.35%	$2,666,141	$5,849	0.29%
Money market deposits	7,519,261	19,295	0.34%	6,657,620	13,833	0.28%
Savings deposits	2,043,547	3,207	0.21%	1,743,044	2,516	0.19%
Time deposits	5,941,760	29,148	0.66%	6,448,955	31,479	0.65%
Federal funds purchased and other short-term borrowings	19,384	390	2.69%	5,866	53	1.21%
FHLB advances	400,850	4,153	1.38%	325,015	3,156	1.30%
Repurchase agreements (2)	182,482	6,441	4.71%	522,693	19,494	4.99%
Long-term debt	201,060	3,726	2.48%	220,835	3,460	2.09%
Total interest-bearing liabilities	19,754,340	75,418	0.51%	18,590,169	79,840	0.57%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	9,107,051			7,631,711
Accrued expenses and other liabilities	534,569			577,469
Stockholders’ equity	3,266,485			2,984,642
Total liabilities and stockholders’ equity	$32,662,445			$29,783,991

Interest rate spread			3.11%			3.19%

Net interest income and net interest margin		$759,936	3.29%		$703,498	3.38%
Adjusted net interest income and net interest margin (3)		$726,113	3.14%		$657,110	3.14%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC.
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 9

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$266,511	$259,910	$260,617
Provision for loan losses on non-PCI loans	11,615	7,220	8,505
Net charge-offs (recoveries):
Commercial real estate	(325)	(3)	52
Commercial	23,531	997	6,254
Residential	(625)	(297)	(1,123)
Consumer	(111)	(78)	50
Total net charge-offs	22,470	619	5,233
Allowance for non-PCI loans, end of period	255,656	266,511	263,889
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	257	328	612
Reversal of provision for loan losses on PCI loans	(101)	(71)	(71)
Allowance for PCI loans, end of period	156	257	541
Allowance for loan losses	255,812	266,768	264,430
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	20,318	21,414	19,741
Reversal of unfunded credit reserves	(1,989)	(1,096)	(698)
Allowance for unfunded credit reserves, end of period	18,329	20,318	19,043
Allowance for credit losses	$274,141	$287,086	$283,473

EAST WEST BANCORP, INC.
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 10

Non-PCI Nonperforming Assets	September 30, 2016	June 30, 2016	September 30, 2015

Nonaccrual loans:
Real estate - commercial	$29,084	$59,250	$29,639
Real estate - land and construction	5,716	5,789	2,455
Commercial	64,233	82,366	60,703
Real estate - single-family	5,785	5,117	11,067
Real estate - multifamily	13,547	17,319	13,127
Consumer	3,511	1,739	528
Total nonaccrual loans	121,876	171,580	117,519
OREO, net	8,622	4,877	12,251
Total nonperforming assets	$130,498	$176,457	$129,770

Credit Quality Ratios	September 30, 2016	June 30, 2016	September 30, 2015
Non-PCI nonperforming assets to total assets (1)	0.39%	0.54%	0.42%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.49%	0.71%	0.52%
Allowance for loan losses to loans held-for-investment (1)	1.03%	1.10%	1.17%
Allowance for loan losses to non-PCI nonaccrual loans	209.90%	155.48%	225.01%
Provision for loan losses (2) to average loans held-for-investment	0.19%	0.12%	0.15%
Net charge-offs (2) to average loans held-for-investment	0.37%	0.01%	0.09%

(1)	Total assets and loans held-for-investment include PCI loans of $717.6 million, $794.0 million and $1.1 billion as of September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11

Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of net interest income and noninterest income less adjusted noninterest expense, divided by average assets. Adjusted noninterest expense excludes amortization of tax credit and other investments, amortization of premiums on deposits acquired and repurchase agreements’ extinguishment costs. This ratio provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net interest income before provision for credit losses	$254,148	$253,584	$240,289
Noninterest income	49,341	44,264	54,181
Net interest income and noninterest income	$303,489	$297,848	$294,470

Total noninterest expense	$170,500	$148,879	$147,745
Less: Amortization of tax credit and other investments	(32,618)	(14,006)	(12,269)
Amortization of premiums on deposits acquired	(2,023)	(2,050)	(2,310)
Repurchase agreements’ extinguishment costs	—	—	(15,193)
Adjusted noninterest expense	$135,859	$132,823	$117,973
Adjusted pre-tax, pre-provision income	$167,630	$165,025	$176,497
Average assets	$32,906,533	$32,591,398	$30,662,930
Adjusted pre-tax, pre-provision profitability ratio (1)	2.03%	2.04%	2.28%

	Nine Months Ended
	September 30, 2016	September 30, 2015
Net interest income before provision for credit losses	$759,936	$703,498
Noninterest income	134,118	138,900
Net interest income and noninterest income	$894,054	$842,398

Total noninterest expense	$465,985	$395,945
Less: Amortization of tax credit and other investments	(60,779)	(21,565)
Amortization of premiums on deposits acquired	(6,177)	(7,038)
Repurchase agreements’ extinguishment costs	—	(21,818)
Adjusted noninterest expense	$399,029	$345,524
Adjusted pre-tax, pre-provision income	$495,025	$496,874
Average assets	$32,662,445	$29,783,991
Adjusted pre-tax, pre-provision profitability ratio (1)	2.02%	2.23%

Adjusted efficiency ratio represents adjusted noninterest expense divided by the aggregate of net interest income and noninterest income. The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Adjusted noninterest expense	$135,859	$132,823	$117,973
Net interest income and noninterest income	$303,489	$297,848	$294,470
Adjusted efficiency ratio	44.77%	44.59%	40.06%

	Nine Months Ended
	September 30, 2016	September 30, 2015
Adjusted noninterest expense	$399,029	$345,524
Net interest income and noninterest income	$894,054	$842,398
Adjusted efficiency ratio	44.63%	41.02%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12

The Company believes that presenting the adjusted average loan yields and adjusted net interest margin that excludes the ASC 310-30 impacts provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Three Months Ended			Nine Months Ended
Yield on Average Loans	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest income on loans	$255,316	$254,331	$244,372	$763,189	$719,987
Less: ASC 310-30 discount accretion income	(7,164)	(13,312)	(18,003)	(33,823)	(46,388)
Adjusted interest income on loans	$248,152	$241,019	$226,369	$729,366	$673,599

Average loans	$24,309,313	$23,888,867	$22,364,976	$24,006,926	$21,990,416
Add: ASC 310-30 discount	60,091	65,957	101,794	67,567	115,086
Adjusted average loans	$24,369,404	$23,954,824	$22,466,770	$24,074,493	$22,105,502

Average loan yields (1)	4.18%	4.28%	4.33%	4.25%	4.38%
Adjusted average loan yields (1)	4.05%	4.05%	4.00%	4.05%	4.07%

Net Interest Margin
Net interest income	$254,148	$253,584	$240,289	$759,936	$703,498
Less: ASC 310-30 discount accretion income	(7,164)	(13,312)	(18,003)	(33,823)	(46,388)
Adjusted net interest income	$246,984	$240,272	$222,286	$726,113	$657,110

Average interest-earning assets	$31,055,354	$30,783,445	$28,727,735	$30,813,307	$27,841,338
Add: ASC 310-30 discount	60,091	65,957	101,794	67,567	115,086
Adjusted average interest-earning assets	$31,115,445	$30,849,402	$28,829,529	$30,880,874	$27,956,424

Net interest margin (1)	3.26%	3.31%	3.32%	3.29%	3.38%
Adjusted net interest margin (1)	3.16%	3.13%	3.06%	3.14%	3.14%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Tangible equity represents stockholders’ equity which has been reduced by goodwill and intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion.

	September 30, 2016	June 30, 2016	September 30, 2015
Stockholders’ equity	$3,378,054	$3,296,910	$3,071,115
Less: Goodwill and other intangible assets	(506,628)	(507,129)	(511,584)
Tangible equity	$2,871,426	$2,789,781	$2,559,531

Total assets	$33,255,275	$32,952,212	$31,119,676
Less: Goodwill and other intangible assets	(506,628)	(507,129)	(511,584)
Tangible assets	$32,748,647	$32,445,083	$30,608,092
Tangible equity to tangible assets ratio	8.77%	8.60%	8.36%